EXHIBIT a(10)

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO STOCK FUNDS, INC.


      INVESCO Stock Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland, certifies to the Maryland State Department of Assessments and Taxation that:

      FIRST: INVESCO Stock Funds, Inc. desires to amend and restate its Articles of Incorporation as currently in effect. The provisions set forth in these Articles of Amendment and Restatement have been approved by a majority of the entire board of directors of INVESCO Stock Funds, Inc. and are all the provisions of the Articles of Incorporation currently in effect. These Articles of Amendment and Restatement amend the Articles of Incorporation. The Articles of Incorporation of INVESCO Stock Funds, Inc. are hereby amended and restated in the following manner:

                                    ARTICLE I

                                  NAME AND TERM

      The  name  of  the  corporation  is  INVESCO  Stock  Funds,   Inc.  (the
"Company").  The Company shall have perpetual existence.

                                   ARTICLE II

                               POWERS AND PURPOSES

      The nature of the business and the objects and purposes to be transacted, promoted and carried on by the Company are as follows:

      1. To engage in the business of an incorporated investment company of open-end management type and to engage in all legally permissible activities and operations usual, customary, or necessary in connection therewith.

      2. In general, to engage in any other business permitted to corporations by the laws of the State of Maryland and to have and exercise all powers conferred upon or permitted to corporations by the Maryland General Corporation Law and any other laws of the State of Maryland; provided, however, that the Company shall be restricted from engaging in any activities or taking any actions which would preclude its compliance with applicable provisions of the Investment Company Act of 1940, as amended, applicable to open-end management type investment companies or applicable rules promulgated thereunder.

                                   ARTICLE III

                                 CAPITALIZATION

      Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is three billion five hundred million (3,500,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of thirty-five million dollars ($35,000,000.00). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates seven series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

           Fund Name & Class                                     Allocated Shares
INVESCO Blue Chip Growth Fund-Investor Class           Four hundred million shares (400,000,000)
INVESCO Blue Chip Growth Fund-Class C                  Four hundred million shares (400,000,000)
INVESCO Dynamics Fund-Investor Class                   Three hundred million shares (300,000,000)
INVESCO Dynamics Fund-Class C                          Three hundred million shares (300,000,000)
INVESCO Endeavor Fund-Investor Class                   One hundred million shares (100,000,000)
INVESCO Endeavor Fund-Class C                          One hundred million shares (100,000,000)
INVESCO Growth & Income Fund-Investor Class            One hundred million shares (100,000,000)
INVESCO Growth & Income Fund-Class C                   One hundred million shares (100,000,000)
INVESCO Small Company Growth Fund-Investor Class       Two hundred million shares (200,000,000)
INVESCO Small Company Growth Fund-Class C              Two hundred million shares (200,000,000)
INVESCO S&P 500 Index Fund-Institutional Class         One hundred million shares (100,000,000)
INVESCO S&P 500 Index Fund-Investor Class              One hundred million shares (100,000,000)
INVESCO Value Equity Fund-Investor Class               One hundred million shares (100,000,000)
INVESCO Value Equity Fund-Class C                      One hundred million shares (100,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      Section 2. No holder of stock of the Company shall be entitled as a matter of right to purchase or subscribe for any shares of the capital stock of the Company which it may issue or sell, whether out of the number of shares authorized by these articles of incorporation, or out of any shares of the capital stock of the Company acquired by it after the issue thereof.

      Section 3. The Company is authorized to issue its stock in one or more series or one or more classes of shares, and, subject to the requirements of the Investment Company Act of 1940, as amended, particularly Section 18(f) thereof and Rule 18f-2 thereunder, the different series and classes, if any, shall be established and designated, and the variations in the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as between the different series or classes shall be fixed and determined and may be classified and reclassified by the board of directors; provided that the board of directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the general assets of, the Company, except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special rights as to dividends and on liquidation with respect to assets and income belonging to a particular series or class, voting powers and conversion rights.
All references to shares in these articles of incorporation shall be deemed to be shares of any or all series and classes of shares of the Company's capital stock as the context may require.

      (a) The number of authorized shares allocated to each series or class and the number of shares of each series or of each class that may be issued shall be in such number as may be determined by the board of directors. The directors may classify or reclassify any unissued shares or any shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated by the board of directors from time to time. The directors may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any shares of any series or any class reacquired by the Company at their discretion from time to time.

      (b)   All  consideration  received  by the Company for the issue or sale of shares of a  particular  series  or  class,  together  with all assets in which such consideration is invested or reinvested,  all income,  earnings,  profits and proceeds  thereof,  including  any proceeds  derived from the sale,  exchange or  liquidation of such assets,  and any funds or payments  derived from any  reinvestment of  such  proceeds  in  whatever  form  the  same  may  be,  shall irrevocably  belong  to that  series  or class  for all  purposes, subject  only to the rights of  creditors of that series or class, and  shall  be so  recorded  upon  the  books  of  account  of the
            Company.  In  the  event  that  there  are  any  assets,   income,
            earnings,  profits and proceeds thereof,  funds, or payments which are  not  readily  identifiable  as  belonging  to any  particular series or class,  the directors  shall allocate them among any one or more of the series or classes  established  and designated from time to time in such  manner and on such  basis as they,  in their sole  discretion,  deem fair and equitable.  Each such  allocation
            by  the  Company  shall  be   conclusive   and  binding  upon  the
            stockholders  of all  series  or  classes  for all  purposes.  The
            directors   shall  have  full   discretion,   to  the  extent  not
            inconsistent with the Investment  Company Act of 1940, as amended, and the Maryland General  Corporation Law to determine which items shall be  treated as income  and which  items  shall be treated as capital;  and each  such  determination  and  allocation  shall be conclusive and binding upon the stockholders.

      (c)   The assets  belonging to each particular  class or series shall be charged  with the  liabilities  of the  Company in respect to that class or series and all  expenses,  costs,  charges  and  reserves
            attributable   to  that   class  or   series,   and  any   general
            liabilities,  expenses,  costs, charges or reserves of the Company which are not readily  identifiable as belonging to any particular class or series  shall be allocated  and charged by the  directors to and among any one or more of the classes or series  established and designated  from time to time in such manner and on such basis
            as  the  directors  in  their  sole   discretion   deem  fair  and
            equitable.  Each  allocation  of  liabilities,   expenses,  costs,
            charges and  reserves by the  directors  shall be  conclusive  and binding  upon the  stockholders  of all series and classes for all purposes.

      (d) Dividends and distributions on shares of a particular series or class may be paid with such frequency as the directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the board of directors may determine, to the holders of shares of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions except that in connection with any dividend or distribution program or procedure, the board of directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the board of directors under such program or procedure.

            The Company  intends to have each series that may be  established to represent interests of a separate investment  portfolio qualify as a
            "regulated  investment  company" under the Internal  Revenue Code of
            1986, or any successor  comparable statute thereto,  and regulations promulgated  thereunder.  Inasmuch as the  computation of net income and  gains  for  federal  income  tax  purposes  may  vary  from the computation  thereof  on the  books  of the  Company,  the  board of
            directors  shall  have  the  power,  in  its  sole  discretion,   to
            distribute  in any fiscal  year as  dividends,  including  dividends designated  in  whole  or in part as  capital  gains  distributions, amounts  sufficient,  in the opinion of the board of  directors,  to enable the  respective  series to qualify  as  regulated  investment companies and to avoid  liability of such series for federal  income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the board of directors to make distributions greater than or less than the amount necessary to qualify the series as regulated investment companies and to avoid liability of such series for such tax.

      (e) Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the board of directors or pursuant to any program that the board of directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in section
            (4) below.

      (f)   In the event of the  liquidation  or dissolution of the Company or of a particular  class or series,  the  stockholders of each class or series that has been  established  and  designated and is being liquidated  shall be entitled  to  receive,  as a class or series, when and as declared by the board of directors,  the excess of the assets  belonging  to that  class or series  over the  liabilities belonging  to that class or series.  The  holders of shares of any particular  class or series  shall not be entitled  thereby to any distribution  upon  liquidation of any other class or series.  The assets so  distributable  to the  stockholders  of any  particular class or series shall be distributed  among such  stockholders  in proportion  to the number of shares of that  class or series  held
            by  them  and   recorded  on  the  books  of  the   Company.   The
            liquidation of any  particular  class or series in which there are shares then  outstanding  may be  authorized by vote of a majority of the board of directors then in office,  subject to the approval of a  majority  of the  outstanding  securities  of that  class or series,  as  defined in the  Investment  Company  Act of 1940,  as amended,  and  without  the vote of the holders of any other class or series.  The  liquidation or dissolution of a particular  class or  series  may be  accomplished,  in  whole  or in  part,  by the transfer  of assets of such  class or series to  another  class or series or by the  exchange  of shares of such  class or series for the shares of another class or series.

      (g) On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Company, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("single class voting"); provided, however that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of single class voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more but not all classes or series, then, subject to (iii) below, the shares of all other classes or series shall vote as a single class or series; and (iii) as to any matter which does not affect the interest of a particular class or series, only the holders of shares of the one or more affected classes shall be entitled to vote. Holders of shares of the stock of the Company shall not be entitled to exercise cumulative voting in the election of directors or on any other matter.

      (h) The establishment and designation of any series or class of shares, in addition to the initial class of shares which has been established in section (1) above, shall be effective upon the adoption by a majority of the then directors of a resolution setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument and the filing with the proper authority of the State of Maryland of Articles Supplementary setting forth such establishment and designation and relative rights and preferences.

      Section 4. The Company shall, upon due presentation of a share or shares of stock for redemption, redeem such share or shares of stock at a redemption price prescribed by the board of directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value per share of such class or series as determined in accordance with the provisions of this section (4), less such redemption or other charge as is determined by the board of directors. Subject to applicable law, the Company may redeem shares, not offered by a stockholder for redemption, held by any stockholder whose shares of a class or series had a value less than such minimum amount as may be fixed by the board of directors from time to time or prescribed by applicable law, other than as a result of a decline in value of such shares because of market action; provided that before the Company redeems such shares it must notify the shareholder by first-class mail that the value of his shares is less than the required minimum value and allow him 60 days to make an additional investment in an amount which will increase the value of his account to the required minimum value. Unless otherwise required by applicable law, the price to be paid for shares redeemed pursuant to the preceding sentence shall be the aggregate net asset value of the shares at the close of business on the date of redemption, and the shareholder shall have no right to object to the redemption of his shares. The Company shall pay redemption prices in cash, except that the Company may at its sole option pay redemption prices in kind in such manner as is consistent with and not in contravention of Section 18(f) of the Investment Company Act of 1940, as amended, and any Rules or Regulations thereunder. Redemption prices shall be paid exclusively out of the assets of the class or series whose shares are being redeemed.

      Notwithstanding the foregoing, the Company may postpone payment of redemption proceeds and may suspend the right of the holders of shares of any class or series to require the Company to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company Act of 1940, as amended, or any rule or order thereunder.

      The net asset value of a share of any class or series of common stock of the Company shall be determined in accordance with applicable laws and regulations or under the supervision of such persons and at such time or times as shall from time to time be prescribed by the board of directors.

      Section 5. The Company may issue, sell,  redeem,  repurchase and otherwise deal in and with  shares  of its  stock  in  fractional  denominations  and such
fractional   denominations   shall,   for  all   purposes,   be  shares   having
proportionately to the respective  fractions  represented thereby all the rights of whole shares,  including without limitation,  the right to vote, the right to
receive  dividends  and  distributions,   and  the  right  to  participate  upon
liquidation  of the  Company;  provided  that the issue of shares in  fractional denominations  shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the bylaws.

      Section 6. The Company shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the bylaws or by the board of directors.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

      No stockholder of the Company of any class or series, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any share of any class or series of stock, or shares convertible into, exchangeable for or evidencing the right to purchase stock of any class or series whatsoever, whether or not the stock in question be of the same class or series as may be held by such stockholder, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the board of directors in its discretion may from time to time fix.

                                    ARTICLE V

                      PRINCIPAL OFFICE AND REGISTERED AGENT

      The post office address of the principal office of the Company in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The resident agent of the Company is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland. The Company owns no interest in land located in the State of Maryland.

                                   ARTICLE VI

                                    DIRECTORS

      Section 1. The board of directors currently consists of ten members who need not be residents of the State of Maryland or stockholders of the Company.

      Section 2. The names of the current directors who shall act until their successors are duly elected and qualified are as follows:

       Charles W. Brady
       Fred A. Deering
       Mark H. Williamson
       Dr. Victor L. Andrews
       Bob R. Baker
       Lawrence H. Budner
       Dr. Wendy L. Gramm
       Kenneth T. King
       John W. McIntyre
       Dr. Larry Soll

      Section 3. The number of directors may be increased or decreased in accordance with the bylaws, provided that the number shall not be reduced to less than three.

      Section 4. A majority of the directors shall constitute a quorum for the transaction of business, unless the bylaws shall provide that a different number shall constitute a quorum; provided, however, that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two (2) directors.

      Section 5. No person shall serve as a director, unless elected by the stockholders at an annual meeting or a special meeting called for such purpose;
except that vacancies occurring between such meetings may be filled by the directors in accordance with the bylaws, and subject to such limitations as may be set forth by applicable laws and regulations.

      Section 6. The board of directors of the Company is hereby empowered to authorize the issuance from time to time of shares of stock, whether of a class or series now or hereafter authorized, for such consideration as it deems advisable, subject to such limitations as may be set forth herein, in the bylaws, in the Maryland General Corporation Law, and in the Investment Company
Act of 1940, as amended.

      Section 7. The board of directors of the Company may make, alter or repeal from time to time any of the bylaws of the Company except any particular bylaw that is specified as not subject to alternation or repeal by the board of directors.


                                   ARTICLE VII

                          LIABILITY AND INDEMNIFICATION

      Section 1. Directors and officers of the Company, including persons who formerly have served in such capacities, shall have limitations on, and/or immunity from, liability of such directors and officers to the fullest extent permitted by the Maryland General Corporation Law, subject only to such restrictions as may be required by the Investment Company Act of 1940, as amended, and the rules thereunder. Such limitations and/or immunity will apply to acts or omissions occurring at the time an individual serves as a director or officer of the Company, whether such person is a director or officer of the Company at the time of any proceeding in which liability is asserted against the director or officer. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

      Section 2. The Company shall indemnify and advance expenses to its directors and officers, including persons who formerly have served in such capacities, to the fullest extent permitted to directors by the Maryland General
Corporation Law and the bylaws of the Company, as such Law and bylaws now or in the future may be in effect, subject only to such limitations as may be required by the Investment Company Act of 1940, as amended, and the rules thereunder.

                                  ARTICLE VIII

                      SPECIAL VOTING AND MEETING PROVISIONS

      Section 1. Notwithstanding any provision of Maryland law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast to take or authorize any action, the Company may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

      Section 2. The presence in person or by proxy of the holders of one-third of the shares of stock of the Company entitled to vote without regard to class shall constitute a quorum at any meeting of stockholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum.

      Section 3. So long as the Company is registered pursuant to the Investment
Company Act of 1940, as amended, the Company will not be required to hold annual shareholder meetings in years in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended.

                                   ARTICLE IX

                                    AMENDMENT

      The Company reserves the right from time to time to make any amendment of its articles of incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in such articles, of any outstanding stock by classification, reclassification or otherwise, but no such amendment which changes the terms or rights of any of its outstanding shares shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

      SECOND: The foregoing amendment was duly adopted in accordance with the requirements of ss.ss. 2-408, -607, and -608 of the General Corporation Law of the State of Maryland. The undersigned Secretary of the Company who is executing on behalf of the Company the foregoing Articles of Restatement, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Restatement to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles of
Amendment and Restatement to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 29th day of November, 1999.


                              INVESCO STOCK FUNDS, INC.


                              By:   /s/ Mark H. Williamson
                                   ------------------------------
                                   Mark H. Williamson, President


[SEAL]


WITNESSED


By: /s/ Glen A. Payne
    ------------------------
    Glen A. Payne, Secretary



STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )

      I, Ruth A. Christensen,  a Notary Public in the City and County of Denver,
State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 29th day of November, 1999.

                                    /s/ Ruth A. Christensen
                                    ------------------------------------
                                    Notary Public


      My commission expires March 16, 2002.


